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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of BioTransplant Inc. of our report dated March 10, 2000, except for the information in Note N and Note O, as to which the date is January 5, 2001, relating to the financial statements of Eligix, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 5, 2001